EXHIBIT 2


                              AMENDMENT AGREEMENT

               This AMENDMENT AGREEMENT, dated as of January 28, 1998 (this "Amendment"), by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation to be renamed "Sodexho Marriott Services, Inc." ("Parent"), MARRIOTT-ICC MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Acquisition"), NEW MARRIOTT MI, INC., a Delaware corporation and a wholly-owned subsidiary of Parent to be renamed "Marriott International, Inc." ("Spinco"), SODEXHO ALLIANCE, S.A., a societe anonyme organized under the laws of the Republic of France ("Seller"), and INTERNATIONAL CATERING CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Seller ("Company"), amends (1) the Agreement and Plan of Merger dated as of September 30, 1997 (the "Merger Agreement") by and among the parties hereto, (2) the Distribution Agreement dated as of September 30, 1997 (the "Distribution Agreement") by and between Parent and Spinco and (3) the Omnibus Restructuring Agreement dated as of September 30, 1997 (the "Omnibus Agreement") by and among the parties hereto (collectively, the "Agreements").


                                   RECITALS

               WHEREAS, the parties hereto entered into the Agreements in order to (i) distribute the shares of Spinco capital stock to the stockholders of Parent and restructure Parent's existing debt in a series of transactions that will separate Parent's management services division from Parent's other businesses and (ii) combine the businesses of Parent's management services division and Seller's North American management services division;

               WHEREAS, the Agreements contemplate that Seller will make a cash contribution to Company prior to the merger referred to in the Merger
Agreement in an amount equal to $304 million;

               WHEREAS, the parties hereto have agreed that, in lieu of the contribution referred to above, Seller shall make a cash payment to Parent in the amount of $304 million simultaneously with the consummation of such merger, as a result of which the Parent Common Stock to be issued to Seller pursuant to the Merger Agreement will be issued in exchange for (i) the stock of Company, (ii) the stock of Sodexho Canada and (iii) $304 million in cash;

               WHEREAS, the parties hereto have agreed to amend the Agreements to make certain other changes, including to the form of Tax Sharing Agreement.

               NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

               Section 1.1. General. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

               Section 1.2. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Amendment. For all purposes of this Amendment, except as otherwise expressly provided, (i) the enumeration of one or more items following the term "including" shall not be interpreted as excluding any items not so enumerated, (ii) defined terms shall include the plural as well as the singular, (iii) all references to "Articles," "Sections" or other subdivisions are to designated Articles, Sections and other subdivisions of the body of this Amendment, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE II

                        AMENDMENTS TO MERGER AGREEMENT

               From and after the date hereof, the Merger Agreement is hereby amended as follows:

               Section 2.1. Amendments to Recitals to the Merger Agreement. The Recitals to the Merger Agreement are hereby amended by deleting the fifth and sixth recitals in their entireties and inserting in lieu thereof the following:

                           "WHEREAS, immediately following the Distribution,
               (i) Acquisition will merge with and into Company, Seller will transfer to Parent all of the outstanding capital stock of Sodexho Financiere du Canada Inc. ("Sodexho Canada" and, together with Company, "Acquired Companies") and Seller will make a cash payment to Parent of $304,000,000 (the "Seller Payment"), in each case pursuant to the terms hereof, (ii) all of the issued and outstanding shares of Company common stock will be converted into common stock of Parent in such amounts as are determined herein and (iii) all issued and outstanding shares of Acquisition will be converted into all the outstanding capital stock of the Surviving Corporation, as a result of which Company (as the Surviving Corporation in the merger) will become a wholly-owned subsidiary of Parent."

               Section 2.2.  Amendments to Article I of the Merger Agreement.

               (a) The title of Article I of the Merger Agreement is hereby amended to read "THE DISTRIBUTION; SELLER PAYMENT; CANADIAN TRANSFER."

               (b) Section 1.2 of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           "Section 1.2.  Seller Payment and Canadian
               Transfer.

                           (a) At the Effective Time, Seller will make the Seller Payment to Parent in an amount equal to $304,000,000 in immediately available funds. Following the Effective Time, Seller will pay Parent, or Parent will pay Seller, as the case may be, any amounts determined in accordance with Exhibit A based on target Adjusted Net Tangible Assets for the Acquired Companies, on a combined basis, of negative $35,000,000.

                           (b) Seller shall transfer to Parent all of the outstanding capital stock of Sodexho Canada, which contribution shall be made (and effective) at the Effective Time, by delivering to Parent the certificates evidencing such stock, properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Parent or its nominee and otherwise in a form acceptable for transfer on the books of Sodexho Canada."


               Section 2.3. Amendment to Section 2.8(a) of the Merger Agreement. Section 2.8(a) of the Merger Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

               "By virtue of the Merger and without any action on the part of Seller other than the transfer of the stock of Sodexho Canada to Parent and making of the Seller Payment, all shares of common stock, par value $0.001 per share, of Company (each, a "Company Share") issued and outstanding immediately prior to the Effective Time (all of which are held by Seller) shall be converted into the right to receive, and become exchangeable for, a number of shares of validly issued, fully paid and nonassessable common stock of Parent, par value $1.00 per share (the "Parent Common Stock") (each such share, a "Parent Share"), upon the surrender of the certificate(s) formerly representing such Company Shares, such that Seller shall, in the aggregate, have the right to receive a number of Parent Shares which, when added to Parent Shares issuable upon exercise of options issued pursuant to Section 2.8(c), equal 49% of the Parent Shares (other than Parent Shares held in the treasury of Parent or held by any wholly owned Subsidiary of Parent) issued and outstanding immediately after the Effective Time."

               Section 2.4.  Amendments to Exhibit A of the Merger Agreement.

               (a) Section 1 of Exhibit A of the Merger Agreement is amended by deleting the words "other than the making of the Seller Contribution contemplated by Section 1.2(a) of the Agreement" from the definition of "Adjusted Net Tangible Assets."

               (b) Section 2(a) of Exhibit A of the Merger Agreement is amended by deleting the words "(other than the making of the Seller Contribution contemplated by Section 1.2(a) of the Agreement)" appearing in the first sentence.

               (c) Section 2(b) of Exhibit A of the Merger Agreement is amended by deleting the words "to the sum of $269,000,000" and replacing it with the words "in the aggregate to negative $35,000,000."

               (d) Section 2(e) of Exhibit A of the Merger Agreement is amended by deleting each occurrence of the number "$269,000,000" and replacing it with the words "negative $35,000,000."

               (e) Exhibit C of the Merger Agreement is deleted in its entirety and replaced with the document attached hereto as Exhibit 1.


                                  ARTICLE III

                     AMENDMENTS TO DISTRIBUTION AGREEMENT

               From and after the date hereof, the Distribution Agreement is hereby amended as follows:

               Section 3.1. Amendment to Recitals to the Distribution Agreement. The Recitals to the Distribution Agreement are hereby amended by deleting subparagraph (5) of the fifth recital in its entirety and replacing it with the following:

                     "(5)  pursuant to the Agreement and Plan of Merger (the
               "Merger Agreement") dated as of even date herewith by and among Parent, Marriott-ICC Merger Corp., a Delaware corporation ("Acquisition"), Spinco, Seller and Company, in exchange for approximately 49% of the outstanding stock of Parent, Parent will (a) acquire 100% of the stock of Company (the "Merger"),
               (b) acquire 100% of the stock of Sodexho Canada and (c) receive from Seller a cash payment of $304 million;"

               Section 3.2. Amendments to Section 1.1 of the Distribution Agreement.

               (a) The definition of "Retained Liabilities" is hereby amended by adding the following at the end thereof: "; provided that all Liabilities arising under the deeds delivered pursuant to Section 2.7(a)(ii) shall not constitute Retained Liabilities."

               (b) The definition of "Spinco Liabilities" is hereby amended by deleting the word "and" immediately following the phrase "(iv) the Spinco Self Insurance Liabilities," and adding the following at the end thereof: "and
(vi) all Liabilities arising under the deeds delivered pursuant to Section 2.7(a)(ii)."

               Section 3.3. Amendment to Section 2.7(a) of the Distribution Agreement. Section 2.7(a) is hereby amended by deleting the words "quitclaim deed" occurring in clause (ii) thereof and replacing it with the words "special warranty deed."

               Section 3.4. Amendment to Section 2.8(e) of the Distribution Agreement. Section 2.8(e) is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

               "Therefore, Parent shall use its reasonable efforts to borrow funds in such amounts as are necessary, together with the cash payment to be made by Seller to Parent as contemplated by the Merger Agreement, to provide net proceeds to Parent sufficient to refinance the indebtedness of Parent and pay the other amounts described above."

               Section 3.5. Amendment to Schedule 1.1(b) of the Distribution Agreement. Schedule 1.1(b) of the Distribution Agreement is deleted in its entirety and replaced with the document attached hereto as Schedule 1.


                                  ARTICLE IV

                        AMENDMENT TO OMNIBUS AGREEMENT

               From and after the date hereof, the Omnibus Agreement is hereby amended as follows:

               Section 4.1.  Amendments to Section 1. of the Omnibus Agreement.

               (a) Section 1.f. of the Omnibus Agreement is amended by deleting the text thereof in its entirety.

               (b) Section 1. of the Omnibus Agreement is further amended by relabeling subsection g. as subsection f., deleting the last sentence thereof in its entirety and replacing it with the following:

               "In consideration thereof and for a $304 million cash payment to be made simultaneously therewith by Seller to Parent, Parent will issue new shares of its common stock to Seller which, when added to common stock issuable upon exercise of options to purchase common stock of Parent received in the Merger upon conversion of options to purchase stock of Company, shall equal 49% of the then-outstanding common stock of Parent."

               (c) Section 1. of the Omnibus Agreement is further amended by changing the reference in the last sentence thereof from "(g)" to "(f)."


                                   ARTICLE V

                                 MISCELLANEOUS

               Section 5.1. Effect of Amendment. The Amendments made by this Amendment shall be effective as of the date hereof and for all times hereafter. Except as amended hereby, the Agreements shall remain in full force and effect.

               Section 5.2. Entire Agreement. Except for the provisions of the Confidentiality Agreement (as modified by the Merger Agreement) which shall continue in full force and effect, this Amendment, the Merger Agreement, the Distribution Agreement, the Omnibus Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

               Section 5.3. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York (regardless of the Laws that might otherwise govern under applicable principles of conflicts Law) as to all matters, including matters of validity, construction, effect, performance and remedies.

               Section 5.4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, each of the parties has caused this Amendment Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                       MARRIOTT INTERNATIONAL, INC.  (to be
                                       renamed "Sodexho Marriott Services,
                                       Inc.")


                                       By: /s/ Raymond G. Murphy
                                           ----------------------------------
                                           Name:  Raymond G. Murphy
                                           Title: Senior Vice President and
                                                  Treasurer



                                       MARRIOTT-ICC MERGER CORP.


                                       By: /s/ Raymond G. Murphy
                                           ----------------------------------
                                           Name:  Raymond G. Murphy
                                           Title: Senior Vice President and
                                                  Treasurer



                                       NEW MARRIOTT MI, INC. (to be renamed
                                       "Marriott International, Inc.")


                                       By: /s/ Raymond G. Murphy
                                           ----------------------------------
                                           Name:  Raymond G. Murphy
                                           Title: Senior Vice President and
                                                  Treasurer



                                       SODEXHO ALLIANCE, S.A.


                                       By: /s/ Bernard Carton
                                           ----------------------------------
                                           Name:  Bernard Carton
                                           Title: Senior Vice President and
                                                  Chief Financial Officer



                                       INTERNATIONAL CATERING CORPORATION


                                       By: /s/ M. Landel
                                           ----------------------------------
                                           Name:  M. Landel
                                           Title: President



                                   Exhibit 1



                                  Schedule 1


                      CONFERENCE CENTERS (Managed by MMS)


Unit               Unit Name                                Location
----               --------                                 --------

22-03291           Davis W. Gregg Conference Center         Bryn Mawr, PA

22-11720           Des Moines Area Comm College             Newton, IA

22-22701           Findlay Inn Conference Center            Findlay, OH

22-33495           Holiday Valley Resort                    Ellicottville, NY

22-39595           Phillips Hotel                           Bartlesville, OK

22-40142           HP Conference Center                     Palo Alto, CA

22-56785           Argonne Nat'l Labs                       Argonne, IL

22-60070           Mutual of Omaha                          Omaha, NE

22-61873           PG&E Learning Center                     San Ramon, CA

22-62575           John Hancock Conference Center           Boston, MA

22-72518           SBC Center for Learning                  Irving, TX

22-73984           Sunbrook Conference Center               Radnor, PA

22-83317           Westwood Conference Center               Wausau, WI

22-56184           Williams Companies Learning Center       Tulsa, OK

22-53854           Dresser                                  Houston, TX



                                Schedule 1